UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2025

BIRCHTECH CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2025, Birchtech Corp. (the “Company”) filed a certificate of amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-5 reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding shares of its common stock, par value $0.001 per share, effective on December 26, 2025. The Company’s common stock is expected to begin trading on a split-adjusted basis on December 31, 2025. The Company’s trading symbol BCHT will remain unchanged, although on the OTCQB a “D” will be temporarily appended as the fifth character on the trading symbol for 20 business days following the Reverse Split. The new CUSIP number for the Company’s common stock following the Reverse Split is 59833H 200.

At the Company’s annual meeting of stockholders held on December 30, 2024, the Company’s stockholders approved a proposal and authorized the Company’s board of directors (the “Board”) to effect a reverse stock split of the Company’s common stock, at a ratio to be determined by the Board ranging from 1-for-2 to 1-for-5, with the reverse stock split to be effected at such time and date as determined by the Board in its sole discretion, but no later than December 31, 2025. Prior to the filing of the Certificate of Amendment, the Board approved a reverse stock split ratio of 1-for-5 and authorized such filing.

As a result of the Reverse Split, every 5 shares of the Company’s issued and outstanding shares of common stock will be automatically converted into one issued and outstanding share of common stock. The Reverse Split will not affect stockholders’ proportional ownership of the Company, except to the extent that the Reverse Split results in a stockholder owning a fractional share. No fractional shares will be issued; any fractional share resulting from the Reverse Split will be rounded up to the next whole share. The Reverse Split will not affect the Company’s number of authorized shares or the par value of the common stock. Proportional adjustments will be made to any outstanding equity awards, warrants, options or other securities in accordance with their terms.

The Company’s transfer agent, Transfer Online, Inc., will act as exchange agent for the Reverse Split and will send instructions to stockholders of record holding certificated shares regarding the process for exchanging such share certificates. Stockholders who hold uncertificated shares of common stock in book-entry form will have their holdings electronically adjusted by the Company’s transfer agent to give effect to the Reverse Split, and are not required to take any action. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Split, subject to each brokers’ particular processes, and are encouraged to contact the banks, brokers or nominees of such brokerage accounts regarding any questions.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Company's press release announcing the Reverse Split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment filed with the Secretary of State of Delaware on December 23, 2025, effective on December 26, 2025

99.1	Press Release dated December 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birchtech Corp.

Date: December 29, 2025	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer

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